UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

WESTBRIDGE RESEARCH GROUP
(Exact name of Registrant as Specified in Its Charter)

California	95-3769474
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1260 Avenida Chelsea
Vista, California  92081-8315
(Address of Principal Executive Offices, Zip Code)
_______________________

Westbridge Research Group
2011 Stock Option and
Stock Compensation Plan
(Full title of the plan)
_______________________

Christine Koenemann
1260 Avenida Chelsea
Vista, California  92081-8315
(760) 599-8855
(Name, address, and telephone number of agent for service)

with a copy to:

Richard T. Forsyth, Esq.
Wertz McDade & Wallace
945 Fourth Avenue
San Diego, California  92101
(619) 233-1888
_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, pursuant to the Westbridge Research Group, 2011 Stock Option and Stock Compensation Plan	92,688	$4.06	(2)	$376,313	$43.69
Total	92,688	$4.06		$376,313	$43.69

(1)    The Registration Statement also covers an indeterminate number of shares to be offered or sold pursuant to the employee benefit plan described herein.

(2)    There is no market for the Company’s shares.  As provided in Rule 457(h)(1), the registration fee is based on the book value of the shares computed as of June 30, 2011, the latest practicable date prior to the date of filing this Registration Statement.

FORM S-8

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants in the Registrant’s 2011 Stock Option and Stock Compensation Plan (the “Plan”), in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Securities and Exchange Commission (“Commission”) allows Westbridge Research Group (the “Company” or “Registrant”) to “incorporate” into this Registration Statement information it files with other documents.  This means that the Company may disclose important information to you by referring to other documents that contain that information.  The information incorporated by reference is considered to be part of this Registration Statement, and information the Company files later with the Commission will automatically update and supersede this information.  Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(a)    The Company’s Annual Report on Form 10-K for the year ended November 30, 2010, filed on February 28, 2011.

(b)    The Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2011, filed on April 14, 2011.

(c)    The portions of the Company’s Definitive Proxy Statement as filed on April 25, 2011, that are deemed filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d)    The Company’s Current Reports on Form 8-K dated April 29, 2011.

(e)    All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement.

Upon the written or oral request of any person to whom this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all of the information (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this Registration Statement by not delivered herewith.  Requests should be directed to President at the Company’s offices, 1260 Avenida Chelsea, Vista, California 92081, (760) 599-8855.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

None.

Item 6.    Indemnification of Directors and Officers.

As permitted in Section 317 of the California Corporations Code, Registrant may provide indemnification to its officers and directors.  Under Section 317, a corporation has the power to indemnify any person who is a party to the legal proceeding based on the fact that the person is an agent of the corporation, if (i) the person acted in good faith and (ii) acted in a manner the person reasonably believed to be in the best interest of the corporation (and if the matter is a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful).  The fact that the proceeding ended in a judgment, finding or settlement that was against the person is not conclusive that the person had not acted in good faith or in a manner reasonably believed to be in the best interest of the corporation.

Registrant entered into indemnification agreements with its executive officer and directors on May 21, 2009.  Pursuant to those agreements the Registrant agreed to hold harmless and indemnify the executive officer and directors to the fullest extent permitted by California law.  Copies of the Indemnification Agreements were filed by Registrant as an attachment to Form 8-K filed with the Commission on September 11, 2009.

In addition, Registrant currently maintains insurance on behalf of our directors and executive officer insuring them against certain liabilities asserted against them in their capacities as directors or officers or arising out of such status.  Such insurance would be available to Registrant’s directors and officers in accordance with its terms.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The Index to Exhibits immediately following the signatures to this Registration Statement is incorporated herein by reference.

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”).

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    If the Registrant is relying on Rule 430B:

(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.   Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant to the purchaser; and,

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on July 1, 2011.

WESTBRIDGE RESEARCH GROUP, a California corporation

Date: July 1, 2011	By:	/s/ Christine Koenemann
Name: Christine Koenemann
Title: President

POWER OF ATTORNEY

We, the undersigned officers and directors of Westbridge Research Group, hereby severally constitute and appoint Christine Koenemann and William Fruehling, and each of them acting alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 1, 2011.

Signature	Title

/s/ Christine Koenemann	Chief Executive Officer, President, Secretary and
Christine Koenemann	Chief Financial Officer, Director

/s/ William Fruehling
William Fruehling	Chairman of the Board of Directors

/s/ Mark Cole
Mark Cole	Director

INDEX TO EXHIBITS

Exhibit Number	Description

3(a)	Articles of Incorporation and amendments thereto filed as Exhibit 3(b) to Registration Statement on Form S-18, filed on July 18, 1984.

3(b)	Amendment to Articles of Incorporation as filed with the California Secretary of State on September 24, 1997.

3(c)	Bylaws, incorporated by reference to Exhibit 3(b) to Registration Statement on Form S-18, filed July 18, 1984.

5.1 *	Opinion of Wertz McDade & Wallace, A.P.C., as to the legality of shares being registered.

23.1 *	Consent of Wertz McDade & Wallace, A.P.C. (contained in Exhibit 5.1).

23.2 *	Consent of PKF, Independent Registered Public Accounting Firm.

24 *	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

99.1 *	The Registrant’s 2011 Stock Option and Stock Compensation Plan.

_______________________

*    Filed herewith.